UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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RF INDUSTRIES, LTD.
(Name of Registrant as Specified in its Charter)

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RF INDUSTRIES, LTD.
16868 Via Del Campo Court, Suite 200
San Diego, California 92127

NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING OF STOCKHOLDERS
WILL BE HELD ON SEPTEMBER 10, 2026

An Annual Meeting of Stockholders of RF Industries, Ltd., a Nevada corporation (the “Company”), will be held at 300 Interpace Parkway, Parsippany, New Jersey 07054, on Thursday, September 10, 2026, at 11:00 a.m. ET, for the following purposes:

1.	To elect one member of the Company’s Board of Directors to serve until the 2029 Annual Meeting of Stockholders.

2.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

3.	To ratify the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2026.

4.	To transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on July 14, 2026 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any adjournment or postponement thereof. Only stockholders of record on July 14, 2026 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

This proxy statement and our 2025 Annual Report can be accessed directly at the following internet address: https://materials.proxyvote.com/749552.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the internet, telephone, or mail.

I hope you will join us.

By Order of the Board of Directors,

Robert Dawson Chief Executive Officer

San Diego, California

July 28, 2026

RF INDUSTRIES, LTD.
16868 Via Del Campo Court, Suite 200
San Diego, California 92127

PROXY STATEMENT

General

The enclosed proxy is being solicited on behalf of the Board of Directors (the “Board”) of RF Industries, Ltd., a Nevada corporation (“we,” “us” or the “Company”), for use at the Annual Meeting of Stockholders (“Annual Meeting”) to be held on Thursday, September 10, 2026, at 11:00 a.m. ET, or at any adjournment or postponement thereof. The Annual Meeting will be held at 300 Interpace Parkway, Parsippany, New Jersey 07054.

The Notice of Internet Availability of Proxy Materials is first being mailed to our stockholders on or about July 28, 2026.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 10, 2026

The Company’s Notice of Annual Meeting, this proxy statement, the proxy card, and our Annual Report for the fiscal year ended October 31, 2025 are available on the Internet at https://materials.proxyvote.com/749552 and on our website at www.rfindustries.com under “Investor Information.”

Only stockholders of record of the Company’s common stock at the close of business on July 14, 2026, will be entitled to notice of and to vote at the Annual Meeting. On July 14, 2026, there were 10,847,761 shares of common stock outstanding and entitled to vote. Each stockholder of record will be entitled to one vote for each share held on all matters to be voted upon. The Company is incorporated in Nevada and is not required by Nevada corporation law or its Articles of Incorporation to permit cumulative voting in the election of directors.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

How can I attend the Annual Meeting?

You may attend the Annual Meeting in person if you are listed as a stockholder of record as of July 14, 2026, and bring proof of your identity. If you hold your shares in street name through a broker or other nominee, you will need to provide proof that you are the beneficial owner of the shares by bringing either a copy of a brokerage statement showing your share ownership as of July 14, 2026, or a legal proxy if you wish to vote your shares in person at the Annual Meeting.

How can I vote my shares in person at the Annual Meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring proof of your identity to the Annual Meeting. If your shares are held in a stock brokerage account or by a bank or other nominee, you have the right to direct your broker or nominee on how to vote these shares and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has provided voting instructions for you to use. If you wish to attend the Annual Meeting and vote in person shares held in your brokerage account name, please contact your broker or nominee so that you can receive a legal proxy to present at the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote in one of the ways described below so that your vote will be counted if you later decide not to attend the Annual Meeting or are unable to attend. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you change your proxy instructions as described below.

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How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below, the instructions included on the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), and if you request printed proxy materials, the instructions included on your proxy card or, for shares held in street name, the voting instruction card provided by your broker or nominee.

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By Internet — If you have Internet access, you may submit your proxy from any location in the world by following the Internet voting instructions on the proxy card or voting instruction card sent to you.

●	By Telephone — You may submit your proxy by following the telephone voting instructions on the proxy card or voting instruction card sent to you.

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By Mail — You may submit your proxy by marking, dating, and signing the enclosed proxy card or, for shares held in street name, the voting instruction card provided to you by your broker or nominee, and mailing it to us. Please note that you will be mailed a printed proxy card or printed voting instruction card only if you request that such printed materials be sent to you by following the instructions in the Notice of Internet Availability for requesting paper copies of the proxy materials.

What vote is required for the proposals?

The holders of a majority of the voting power of the Company’s stock, which are present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or “broker non-votes,” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Brokers and banks have discretionary voting authority to vote with respect to “routine” matters; however, they do not have discretionary authority to vote on “non-routine” matters. Proposal No. 1 (Election of Directors) and Proposal No. 2 (Advisory Vote on the Compensation of the Company’s Named Executive Officers) will be considered “non-routine” and therefore your broker will not be able to vote your shares with respect to these proposals unless the broker receives specific voting instructions from you. Proposal No. 3 (Ratification of Independent Accountants) is considered a “routine” matter and therefore your broker will have discretion to vote your shares with respect to this proposal, and, as such, we do not expect any broker non-votes on such proposal.

Election of Directors (Proposal No. 1). Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. Assuming that a quorum is present at the Annual Meeting and that the election of directors remains uncontested, the one nominee who receives the highest number of affirmative votes cast will be elected as a director of the Company. Shares present or represented by proxy and not so marked as to withhold authority to vote for a particular nominee will be voted in favor of a particular nominee and will be counted toward such nominee’s achievement of a plurality. Shares present at the meeting or represented by proxy where the stockholder properly withholds authority to vote for such nominee in accordance with the proxy instructions and broker non-votes will not be counted toward such nominee’s achievement of plurality and therefore will have no effect on the outcome of the election. Shares abstaining from the vote are included in the number of shares present or represented and voting, but will have no effect on the vote.

Advisory Vote on the Compensation of our Named Executive Officers (Proposal No. 2). For the advisory vote on the compensation of our Named Executive Officers, the proposal will be approved if the number of votes cast in favor exceeds the number of votes cast in opposition. Abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be counted as votes cast either in favor of or against this proposal and therefore will have no effect on the outcome of this proposal.

Ratification of Independent Accountants (Proposal No. 3). For the ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2026, the proposal will be approved if the number of votes cast in favor exceeds the number of votes cast in opposition. Abstentions are counted as present for purposes of determining the presence of a quorum, but will not be counted as votes cast either in favor of or against this proposal and therefore will have no effect on the outcome of this proposal.

Other Matters. The Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment.

Revocability of Proxies

Any person giving a Proxy in the form accompanying this proxy statement has the power to revoke it any time before its exercise. To revoke a proxy previously submitted by telephone, by mail or through the Internet, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked. A proxy may also be revoked by providing to the Secretary of the Company’s principal executive office, 16868 Via Del Campo Court, Suite 200, San Diego, California 92127, an instrument of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

If I am a beneficial owner of shares, can my brokerage firm vote my shares?

If you are a beneficial owner and do not vote via the Internet, telephone, or by returning a signed voting instruction card to your broker, your shares may be voted only with respect to so-called “routine” matters where your broker has discretionary voting authority over your shares. Brokers will have such discretionary authority to vote on Proposal No. 3 (Ratification of Independent Accountants), but not on any of the other proposals.

We encourage you to provide instructions to your brokerage firm by returning your voting instruction card. This ensures that your shares will be voted at the Annual Meeting with respect to all of the proposals described in this proxy statement.

Notice of Internet Availability of Proxy Materials

We are furnishing proxy materials to our stockholders primarily via the internet under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), instead of mailing printed copies of those materials to each stockholder. On or about July 28, 2026, we commenced mailing to our stockholders (other than those who previously requested electronic delivery or a full set of printed proxy materials) a Notice of Internet Availability, which contained instructions on how to access our proxy materials, including this proxy statement.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources. If you received the Notice of Internet Availability and prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials electronically unless you elect otherwise.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing, and mailing of this proxy statement, the proxy, and any additional material furnished to stockholders, should you request a printed copy of the proxy materials. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. The solicitation of proxies by mail may be supplemented by telephone, facsimile, or email, and/or personal solicitation by directors, officers, or employees of the Company. No additional compensation will be paid for any such services. Except as described above, the Company does not intend to solicit proxies.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published by the Company on Form 8-K within four business days following the Annual Meeting.

PROPOSAL NO. 1:
NOMINATION AND ELECTION OF DIRECTORS

The Company’s Amended and Restated Bylaws (the “Bylaws”) provide for the classification of our Board into three classes of directors, with each class as nearly equal in number as possible, with staggered terms of office. At each annual meeting of stockholders, the successors to the class of directors whose terms expire at that meeting will be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election and until their successors have been duly elected and qualified.

Our Board is currently composed of the following members: Sheryl Cefali, Gerald T. Garland, Mark K. Holdsworth, Kay L. Tidwell and Robert Dawson. Directors elected at each annual meeting hold office until their terms expire and until their successors are elected and qualified, or until their death, resignation, retirement, disqualification or removal. At the Annual Meeting, the director for Class II will be elected. The nominee to be elected at the Annual Meeting is Mr. Garland.

The nominee receiving the highest number of affirmative votes cast at the Annual Meeting shall be elected as director of the Company. Mr. Garland has agreed to serve if elected. If for any reason Mr. Garland is not a candidate when the election occurs, we intend to vote proxies for the election of a substitute nominee or, in lieu thereof, our Board may reduce the number of directors in accordance with our Bylaws. Unless otherwise instructed, the proxy holders will vote the proxies received by them in favor of the election of Mr. Garland.

A majority of the directors are “independent directors” as defined by the listing standards of the NASDAQ Stock Market, and the Board has determined that such independent directors have no relationship with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. Other than Mr. Dawson, our current Chief Executive Officer, all of the directors are “independent directors” under the foregoing standard.

Set forth below is information regarding the nominee and the other current Board members, including information furnished by them as to their principal occupations and their ages:

Name	Age	Director Since
Sheryl Cefali	64	2019
Robert Dawson	52	2018
Gerald T. Garland	76	2017
Mark K. Holdsworth	60	2020
Kay L. Tidwell	49	2022

Class II - Nominee for Election for a Three-Year Term Expiring at the 2029 Annual Meeting

Gerald T. Garland has been a Board member since 2017 and currently serves as Chair of the Audit Committee and a member of the Compensation Committee. He is currently the Chief Executive Officer and Co-Founder of Life, Leadership and Legacy (“LLL”). LLL is a limited liability corporation that exists to broaden C-Suite executive’s definition of success and encourage them to live a more fully integrated life of meaning and purpose. Mr. Garland is also currently Vice Chairman of the World Trade Center Institute where he serves on the Executive Committee of the board. From 2003 until 2015, Mr. Garland served as Senior Vice President of Solutions Development and Product Management and SVP of the Commercial Division for TESSCO. He was previously Director of Business Development at American Express Tax and Business Services from 2002 to 2003, where he was involved in an expanded asset recovery capability for Fortune 1000 companies. From 2000 to 2001, he was Chief Financial Officer at Mentor Technologies, a developer of on-line, CISCO certification training products. Mr. Garland was Chief Financial Officer and Treasurer at TESSCO from 1993 to 1999, during which he oversaw the company’s initial public offering as well as TESSCO’s significant sales expansion. Prior to joining TESSCO, Mr. Garland held leadership positions at Bank of America and Stanley Black & Decker. Mr. Garland received his M.B.A., with a concentration in Finance from Loyola University and his Bachelor of Science in Business Management and Accounting from Towson University. Mr. Garland currently serves on the Advisory Board of Greenspring Advisors and the Development Committee of First Fruits Farm, Inc. He also was a board member for SOZO Children from 2011 through 2020 and a Senior Adviser from 2020 to present.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ELECTION OF THE FOREGOING NOMINATED DIRECTOR.

Continuing Directors

The following is a description of the incumbent Class I and III directors whose terms of office will continue through the Annual Meeting:

Class I - Directors Continuing in Office Until the 2027 Annual Meeting

Mark K. Holdsworth was appointed to the Board on December 31, 2020 and currently serves as the Chair of the Board and a member of the Audit Committee and Nominating and Corporate Governance Committee. Mr. Holdsworth is the Managing Partner of The Holdsworth Group, LLC (“THG”), which he founded in 2019. THG is a capital partner, advisor, and curator of alternative investments for family offices and corporations worldwide. From 1999 to 2018, Mr. Holdsworth was a Co-Founder, Managing Partner and Operating Partner of Tennenbaum Capital Partners, LLC, a Los Angeles-based private multi-strategy investment firm that was acquired by BlackRock, Inc. in August 2018, and was a Managing Director of BlackRock until April 2019. Mr. Holdsworth is currently a director of Parsons Corporation (NYSE: PSN), where he previously held the position of Chair of the Corporate Governance and Responsibility Committee, and was a former member of the Executive Committee. Mr. Holdsworth earned a Bachelor of Arts degree from Pomona College, a Bachelor of Science degree (with Honors) from the California Institute of Technology and a Master of Business Administration degree from Harvard Business School.

Kay L. Tidwell was appointed to the Board in 2022 and serves as the Chair of the Nominating and Corporate Governance Committee and a member of the Compensation Committee. Ms. Tidwell is the Executive Vice President, General Counsel and Chief Risk Officer of Hudson Pacific Properties Inc. (“Hudson Pacific”) (NYSE: HPP). She joined Hudson Pacific in 2010 and is responsible for the Company’s corporate legal function, overseeing corporate governance matters, SEC and NYSE compliance, insurance and litigation, as well as managing outside counsel. Prior to Hudson Pacific, Ms. Tidwell was an attorney at Latham & Watkins LLP (“Latham & Watkins”), where she began her legal career in the Los Angeles office, advising on a wide variety of corporate and securities matters, including Hudson Pacific’s IPO. Ms. Tidwell also worked as the U.S. associate in the German offices of Latham & Watkins. She received a Bachelor of Arts degree in English, magna cum laude, from Yale College and earned a Juris Doctor degree from Yale Law School.

Class III - Directors Continuing in Office Until the 2028 Annual Meeting

Sheryl Cefali was appointed to the Board in 2019 and currently serves as the Chair of the Compensation Committee and a member of the Audit Committee and the Nominating and Corporate Governance Committee. Ms. Cefali is a Managing Director in the Duff & Phelps Opinions Practice of Kroll, LLC. Ms. Cefali has over 30 years of experience rendering fairness and solvency opinions and determining valuations of companies and securities. She is a member of the Fairness and Solvency Opinion Senior Review Committee at Duff & Phelps. Prior to joining Duff & Phelps in 1990, she was a Vice President at Houlihan Lokey. Ms. Cefali received her M.B.A. with a concentration in finance from the University of Southern California and her B.A. degree from the University of California at Santa Barbara.

Robert Dawson has been the Company’s Chief Executive Officer since July 17, 2017, and served as the Company’s President from July 2017 until February 2024. Effective July 21, 2018, Mr. Dawson was appointed to the Company’s Board to also serve as a director. Prior to joining RF Industries on July 17, 2017, Mr. Dawson was President and Chief Executive Officer of Vision Technology Services, an information technology consulting and project management company that was acquired by BG Staffing. He spent 2007 to 2013 at TESSCO, a publicly traded distributor of wireless products and services. At TESSCO, Mr. Dawson held multiple executive roles in sales, marketing, product management and strategy, culminating with being Vice President of Sales, responsible for TESSCO’s sales organization and leading a team delivering more than $700 million in sales. He joined TESSCO through the 2007 acquisition of NetForce Solutions, a technology training and consulting firm that he co-founded in 2000 and led as the Chief Executive Officer through seven years of growth before being acquired by TESSCO. Mr. Dawson received his Bachelor's degree in Business Administration from Hillsdale College.

In determining whether the nomination of the Class II director is appropriate and that each other current director is qualified to serve on the Board, the Board considered the following:

Sheryl Cefali: Ms. Cefali has over 30 years of experience rendering fairness and solvency opinions and determining valuations of companies and securities. Ms. Cefali has significant experience in mergers and acquisitions and advising on strategic matters. Her background also includes in-depth knowledge of compensation practices and related expertise.

Robert Dawson: Mr. Dawson has significant leadership experience in sales, marketing, product management and strategy for a leading publicly traded distributor of wireless products and services. Mr. Dawson also served as President and Chief Executive Officer of an information technology consulting and project management company and was a co-founder of a successful telecom and wireless technology training and consulting firm that he led for seven years of growth until it was acquired, which further demonstrates his hands-on operating experience and leadership skills.

Gerald T. Garland: Mr. Garland has significant leadership experience in financial management, product management, sales management, solutions development and global sourcing. Mr. Garland has significant industry experience having served as the Chief Financial Officer and Senior Vice President for a leading publicly traded distributor and solutions provider of wireless products and services for over 18 years.

Mark K. Holdsworth: Mr. Holdsworth has significant experience in investment banking and investment management. In addition, Mr. Holdsworth has experience serving on the Boards of Directors of major public companies and as the Chair of a Corporate Governance and Responsibility Committee.

Kay L. Tidwell: Ms. Tidwell has experience advising public companies as a former attorney at Latham & Watkins. In her current role as Executive Vice President, General Counsel and Chief Risk Officer of Hudson Pacific, she also has relevant corporate governance compliance and risk management experience.

	Sheryl Cefali	Robert Dawson	Gerald T. Garland	Mark K. Holdsworth	Kay L. Tidwell
Skills and Experience
Executive Leadership Experience		X	X	X	X
Public Company Experience	X	X	X	X	X
Key Industry Experience		X	X
Financial Literacy Expertise	X	X	X	X	X
Capital Markets Experience	X	X	X	X	X
Advanced Degree Professional Accreditation	X	X	X	X	X
Cyber Security and/or Data Privacy		X			X
Operations and/or Risk Management		X	X	X	X
Strategic Planning		X	X	X	X
Technology and/or Innovation Expertise		X	X		X
M&A	X	X	X	X	X

Terms of Service

Each director to be elected at the Annual Meeting will hold office until his/her three-year term expires at the 2029 Annual Meeting of Stockholders and until his/her successor is elected and has qualified, or until his/her death, resignation, retirement, disqualification or removal.

Board Leadership Structure

Currently, the positions of Chair of the Board and Chief Executive Officer of the Company are held by separate individuals, with Mr. Holdsworth serving as Chair of the Board and Mr. Dawson serving as Chief Executive Officer and as a director on the Board. Mr. Holdsworth, an independent director, was appointed as the Chair of the Board in June 2021. The Company has continuously had a separate Chair of the Board and Chief Executive Officer since 2007. The Chair of the Board is appointed by our Board.

The Board currently believes that this structure is best for the Company, as it allows Mr. Dawson to focus on the Company’s strategy, business and operations while serving as a liaison between the Board and the Company’s senior management. The Board currently believes the separation of offices is beneficial because a separate Chair can provide the Chief Executive Officer with guidance and feedback on his performance and the Chair provides a more effective channel for the Board to express its views on management. This structure can also enable Mr. Holdsworth and the other members of the Board to be better informed and to communicate more effectively on issues, including with respect to risk oversight matters.

The Board does not believe that a formal policy separating the positions of Chair of the Board and Chief Executive Officer is necessary. The Board continually evaluates our leadership structure and could in the future decide to combine the Chair and Chief Executive Officer positions if it believes that doing so would serve the best interests of the Company and our stockholders.

Risk Oversight

The Board has responsibility for oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management the Company’s major risk exposures, their potential impact on the Company’s business, and the steps the Company takes to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable the Board to understand the Company’s risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic, and reputational risk.

Management

Robert Dawson, 52, has been the Company’s Chief Executive Officer since July 17, 2017, and served as the Company’s President from July 2017 until February 2024. Effective July 21, 2018, Mr. Dawson was appointed to the Company’s Board to also serve as a director. See preceding section for information regarding Mr. Dawson. See, “Class III – Directors Continuing in Office Until the 2028 Annual Meeting,” above.

Peter Yin, 43, Chief Financial Officer, was appointed as the Company’s Interim Chief Financial Officer and Corporate Secretary effective July 11, 2020, promoted to Chief Financial Officer on January 12, 2021 and additionally appointed Treasurer on December 10, 2021. Mr. Yin, a Certified Public Accountant and a Certified Fraud Examiner, joined the Company in September 2014 and served as the Company’s Senior Vice President, Finance & Operations since November 2019. Prior to joining the Company, Mr. Yin worked at Sony Corporation of America in Corporate Audit from 2010 to 2014, and at Grant Thornton in the Assurance practice from 2006 to 2010. Mr. Yin received a Bachelor’s degree in Accountancy from the University of San Diego.

Ray Bibisi, 62, joined the Company as Chief Revenue Officer in January 2020, was promoted to Chief Operating Officer in May 2022, and was appointed as President in February 2024. Prior to joining the Company, he spent over 30 years at Radio Frequency Systems, where he concurrently held the roles of Vice President of Sales and General Manager of North America, and was a member of the Global Governing Executive Committee, and concurrently also oversaw operations, supply chain, and research and development.

Board of Director Meetings and Attendance

During the fiscal year ended October 31, 2025, the Board held five meetings. During the fiscal year ended October 31, 2025, each member of the Board attended at least 75% of the aggregate number of meetings of the Board and of the Board committees on which he or she served during the period in which he or she served as a director. The Company does not have a formal policy regarding director attendance at annual meetings of stockholders; however, we encourage all of our directors to attend each annual meeting. All of the members of the Board attended the 2025 Annual Meeting of Stockholders.

Board Age Limitation Policy

In December 2020, the Board adopted a policy that no individual shall be eligible to be nominated by the Board for election or re-election as a member of the Board if, at the time of the nomination, the individual has attained the age of 75 years. However, upon the recommendation of the Nominating and Corporate Governance Committee, the Board may waive this policy if it determines that doing so is in the best interests of the Company. In connection with its annual assessment of incumbent directors and its recommendation of a slate of nominees for the 2026 Annual Meeting, the Nominating and Corporate Governance Committee considered the qualifications of Mr. Garland, who is 76 years old. The Committee determined that Mr. Garland’s leadership, industry expertise, and Company knowledge gained through his Board service provide valuable continuity and perspective to the Company. The Committee therefore recommended, and the Board approved, a waiver of the retirement‑age policy to permit Mr. Garland’s re‑nomination.

Board Committees

During fiscal 2025, the Board maintained three committees: the Compensation Committee, the Audit Committee, and the Nominating and Corporate Governance Committee.

The Audit Committee meets periodically with the Company’s management and independent registered public accounting firm to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements. The Audit Committee also hires the independent registered public accounting firm and receives and considers the accountant’s comments as to controls, adequacy of staff and management performance and procedures. The Audit Committee is also authorized to review related party transactions for potential conflicts of interest and to conduct internal investigations into whistleblower complaints, and to oversee the Company’s cybersecurity risk, policies and procedures. The Audit Committee currently consists of Mr. Garland (Chair), Ms. Cefali, and Mr. Holdsworth. Each of the current members of the Audit Committee is a non-employee director and is independent as defined under the NASDAQ Stock Market’s listing standards. In addition, each of the members of the Audit Committee meets the requirements for financial literacy under the applicable NASDAQ Stock Market rules, and Mr. Garland is an “audit committee financial expert.” The Audit Committee met four times during fiscal 2025.

The Compensation Committee currently consists of Ms. Cefali (Chair), Mr. Garland, and Ms. Tidwell, each of whom is a non-employee director and is independent as defined under the NASDAQ Stock Market’s listing standards. The Compensation Committee is responsible for considering and recommending to the Board the compensation arrangements for the Company’s senior management, employees, and non-employee directors. As part of its other responsibilities, the Compensation Committee provides general oversight of our compensation structure and, if deemed necessary, retains and approves the terms of the retention of compensation consultants and other compensation experts. Other specific duties and responsibilities of the Compensation Committee include reviewing the performance of executive officers; reviewing and approving objectives relevant to executive officer compensation; recommending equity-based and incentive compensation plans; and recommending compensation policies and practices for service on our Board and its committees and for the Chair of our Board. The Compensation Committee works primarily with our Chief Executive Officer to gather internal data and solicit management’s recommendations regarding compensation. However, the Compensation Committee determines the compensation for each of our individual officers outside the presence of the affected officer. The Compensation Committee also advises and consults with other non-executive board members as it determines appropriate regarding compensation issues. The Compensation Committee held six meetings during fiscal 2025.

The Nominating and Corporate Governance Committee is responsible for developing and recommending corporate governance guidelines to the Board, identifying qualified individuals to become directors, recommending selected nominees to serve on the Board, and performing and overseeing the annual evaluation of the Board and its committees. The Nominating and Corporate Governance Committee currently consists of Ms. Tidwell (Chair), Mr. Holdsworth, and Ms. Cefali, each of whom is a non-employee director and is independent as defined under the NASDAQ Stock Market’s listing standards. The Nominating and Corporate Governance Committee held five meetings during fiscal 2025.

The Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each operate pursuant to a written charter, which charters are available on our website at www.rfindustries.com.

Nominating Directors

The Nominating and Corporate Governance Committee is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board, subject to any obligations and procedures governing the nomination of directors to the Board that may be included in any stockholders agreement to which the Company is a party.

To facilitate the search process for director candidates, the Nominating and Corporate Governance Committee may solicit our current Board members and management for the names of potentially qualified candidates or may ask Board members and management to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders.

Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the committee of candidates for election to the Board.

The Nominating and Corporate Governance Committee believes that the Board should consist of individuals who possess the integrity, education, work ethic, experience, and ability to work with others necessary to oversee our business effectively and to represent the interests of all of the Company’s stockholders. The Nominating and Corporate Governance Committee also believes that it is desirable for directors to own an equity interest in the Company in order to better align their interests with those of the stockholders. The standards that the Nominating and Corporate Governance Committee considers in selecting candidates (although candidates need not possess all of the following characteristics, and not all factors are weighted equally) include, among other factors determined to be relevant by the Board, each director’s or nominee’s:

●	business experience;
●	industry experience;
●	financial background;
●	breadth of knowledge about issues affecting the Company; and
●	time available for meetings and consultation regarding Company matters and other particular skills and experience possessed by the individual.

Stockholder Recommendations of Director Candidates. The Board will consider Board nominees recommended by stockholders. In order for a stockholder to nominate a candidate for director, timely notice of the nomination must be given in writing to our Corporate Secretary. To be timely, the notice must be received at our principal executive offices as set forth under “Stockholder Proposals” below. Notice of a nomination must include the following information: your name, address, and number of shares you own; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. The notice must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws, and must otherwise comply with the requirements under our Bylaws for stockholders to recommend director nominees. Stockholders must submit the nominee’s consent to be elected and to serve, if elected. The Board may require any nominee to furnish any other information that may be needed to determine the eligibility and qualifications of the nominee.

Any recommendations in proper form received from stockholders will be evaluated in the same manner that potential nominees recommended by our Board members or management are evaluated.

Stockholder Communications with Board Members. Stockholders who wish to communicate with our Board members may contact us at our principal executive office at 16868 Via Del Campo Court, Suite 200, San Diego, California 92127. Written communications specifically marked as a communication for our Board, or a particular director, except those that are clearly marketing or soliciting materials, will be forwarded unopened to the Chair of our Board, or to the particular director to whom they are addressed, or presented to the full Board or the particular director at the next regularly scheduled Board meeting.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all of our directors, officers and employees, including our principal executive officer and principal financial officer. The Code is posted on our website at www.rfindustries.com. We intend to disclose any amendments to the Code by posting such amendments on its website. In addition, any waivers of the Code for our directors or executive officers will be disclosed in a report on Form 8-K.

Insider Trading Arrangements and Policies

The Company has insider trading policies and procedures that govern the purchase, sale and other dispositions of its securities by directors, officers and employees, as well as by the Company itself. The Company believes these policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards. It is the Company’s policy to comply with U.S. insider trading laws and regulations, including with respect to transactions in its own securities.

Anti-Hedging and Anti-Pledging Policies

The Company has a policy prohibiting our directors, officers, and other employees from hedging or pledging their Company stock. This policy prohibits buying or selling puts or calls, short sales, collars, forward sale contracts, equity swaps, and any other financial instrument designed to hedge or offset a decrease in the market price of Company stock.

COMPENSATION OF EXECUTIVE OFFICERS

This section describes our executive compensation for our Named Executive Officers (“NEOs”) listed below and the most important factors relevant to an analysis of our compensation policies. In addition, this section provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and is intended to place in perspective the data presented in the following tables and the corresponding narrative.

Name	Principal Position
Robert D. Dawson	Chief Executive Officer
Peter Yin	Chief Financial Officer
Ray Bibisi	President & Chief Operating Officer

Summary Compensation Table

The following table discloses the compensation awarded to, earned by, paid to or accrued to our NEOs for services rendered to us for the fiscal years ended October 31, 2025 and 2024.

									Non-Equity		Nonqualified
									Incentive		Deferred
					Stock		Option		Plan		Compensation	All Other
		Salary	Severance	Bonus	Awards		Awards		Compensation		Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($) (1)		($) (2)		($)		($)	($) (3)	($)
Robert D. Dawson
Chief Executive Officer and	2025	452,233	-	-	169,750	(7)	165,134	(7)	475,600	(14)	-	80,100	1,342,917
Director (4)
	2024	400,000	-	-	220,580	(8)	205,264	(9)	15,000	(15)	-	69,231	910,075
Peter Yin	2025	297,500	-	-	60,625	(10)	58,976	(10)	196,050	(14)	-	23,616	636,767
Chief Financial Officer (5)
	2024	285,000	-	-	62,858	(11)	73,309	(11)	15,000	(15)	-	21,317	457,484
Ray Bibisi
President and Chief Operating	2025	287,500	-	-	60,625	(12)	58,976	(12)	202,050	(14)	-	28,018	637,169
Officer (6)
	2024	242,500	-	-	62,858	(13)	73,309	(13)	15,000	(15)	-	28,702	422,369

(1)

Amounts reported under the Stock Awards column do not reflect compensation actually received by the NEO. Instead, the amounts reported reflect the aggregate grant date fair value of restricted stock granted to the executives, determined in accordance with FASB ASC Topic 718, excluding estimated forfeitures. The assumptions used to calculate the value of stock awards are set forth under Note 1 and Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended October 31, 2025, filed with the SEC on January 14, 2026.

(2)

Amounts reported under the Option Awards column do not reflect compensation actually received by the NEO. Instead, the amounts reported are the grant date fair value of stock options granted to the executives as determined pursuant to FASB ASC Topic 718, excluding estimated forfeitures. The assumptions used to calculate the value of option awards are set forth under Note 1 and Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended October 31, 2025, filed with the SEC on January 14, 2026.

(3)	Represents accrued vacation that was paid to the NEO during the applicable year.

(4)

Effective November 1, 2023, Mr. Dawson’s annual salary was $445,000, of which $45,000 was issued through restricted shares on November 1, 2023 in order to conserve cash. Effective January 6, 2025, Mr. Dawson’s annual salary increased to $462,800.

(5)	Effective January 6, 2025, Mr. Yin’s annual salary increased to $300,000.

(6)

Effective February 1, 2024, Mr. Bibisi’s annual salary increased to $250,000. For the fiscal year ended October 31, 2024, Mr. Bibisi was paid $242,500. On February 29, 2024, Mr. Bibisi was promoted to President, adding to his role as Chief Operating Officer. Effective January 6, 2025, Mr. Bibisi’s annual salary increased to $275,000. Effective May 1, 2025, Mr. Bibisi’s annual salary increased to $300,000.

(7)

On January 13, 2025, Mr. Dawson was granted 43,750 shares of restricted stock valued at $169,750 and options to purchase 87,500 shares of common stock at an exercise price of $3.88 (the closing price of the Company’s common stock on the date of grant) valued at $165,134.

(8)

On November 1, 2023, Mr. Dawson was granted 15,202 shares of restricted stock valued at $44,998 in lieu of cash. On January 11, 2024, Mr. Dawson was granted 58,333 shares of restricted stock valued at $175,582.

(9)

On January 11, 2024, Mr. Dawson was granted options to purchase 116,667 shares of common stock at an exercise price of $3.01 (the closing price of the Company’s common stock on the date of grant) valued at $205,264.

(10)

On January 13, 2025, Mr. Yin was granted 15,625 shares of restricted stock valued at $60,625 and options to purchase 31,250 shares of common stock at an exercise price of $3.88 (the closing price of the Company’s common stock on the date of grant) valued at $58,976.

(11)

On January 11, 2024, Mr. Yin was granted 20,883 shares of restricted stock valued at $62,858 and options to purchase 41,667 shares of common stock at an exercise price of $3.01 (the closing price of the Company’s common stock on the date of grant) valued at $73,309.

(12)

On January 13, 2025, Mr. Bibisi was granted 15,625 shares of restricted stock valued at $60,625 and options to purchase 31,250 shares of common stock at an exercise price of $3.88 (the closing price of the Company’s common stock on the date of grant) valued at $58,976.

(13)

On January 11, 2024, Mr. Bibisi was granted 20,883 shares of restricted stock valued at $62,858 and options to purchase 41,667 shares of common stock at an exercise price of $3.01 (the closing price of the Company’s common stock on the date of grant) valued at $73,309.

(14)

On January 8, 2025, the Board adopted an incentive compensation plan for officers (including the named executive officers) and senior managers of the Company pursuant to which officers and managers were entitled to cash bonuses based upon (i) the Company’s achievement of specified corporate goals and (ii) the satisfaction of subjective personal performance and contribution goals established for that participant. The minimum, target and maximum cash bonus target for Mr. Dawson was 0%, 75% and 112.5% and for Mr. Yin and Mr. Bibisi was 0%, 50% and 75% of their respective annual base salaries. The Board determined that each of these officers achieved at varying amounts their respective subjective personal performance and contribution goals, and therefore earned a bonus based on their individual achievement percentages of these goals for the fiscal year ended October 31, 2025.

(15)

On April 16, 2024, the Board adopted an incentive compensation plan for officers (including the named executive officers) and senior managers of the Company pursuant to which officers and managers were entitled to cash bonuses based upon (i) the Company’s achievement of specified corporate goals and (ii) the satisfaction of subjective personal performance and contribution goals established for that participant. The personal bonus target for Mr. Dawson was 75% and for Mr. Yin and Mr. Bibisi was 50% of their respective annual base salaries.  The Board determined that each of these officers achieved a portion of their respective subjective personal performance and contribution goals, and therefore earned a bonus based on the achievement of these goals for the fiscal year ended October 31, 2024.

Discussion of Summary Compensation Table

This narrative discussion explains our executive compensation program and the Compensation Committee’s process for making pay decisions, as well as its rationale for specific decisions related to the fiscal year ended October 31, 2025. Although we qualify as a “smaller reporting company” as defined by the SEC, which allows us to take advantage of scaled-back disclosure requirements, we are including narrative about our executive compensation program in an effort to be more transparent.

Compensation Philosophy

The Compensation Committee attempts to structure the total compensation for the NEOs to provide a guaranteed amount of cash compensation in the form of competitive base salaries, while also providing a meaningful amount of annual cash compensation in the form of annual bonuses that is at risk and dependent on both the Company’s performance and on the individual performance of the executives. We also seek to provide a portion of total compensation in the form of equity-based awards under our equity plan in order to align the long-term interests of executives with those of our stockholders and for retention purposes. Historically, we have made larger grants of equity-based awards to our NEOs and other key officers and employees at the time that the officers/key employees first join the Company, which equity-based awards generally vest over a longer period of time (often up to nine years). These initial equity-based grants are supplemented by smaller, annual equity grants that are similar to the equity-based grants made to other officers and key employees.

The Compensation Committee consulted with an independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), to advise the Compensation Committee on executive and non-employee director compensation practices during the fiscal year ended October 31, 2025. The independent compensation consultant reports directly to the Compensation Committee and provides advice on market-comparable compensation for executives and non-employee directors and keeps the Compensation Committee apprised of such matters. The Compensation Committee concluded that the engagement of FW Cook raised no conflict of interest under applicable SEC and NASDAQ rules that would prevent FW Cook from independently providing services to the Compensation Committee.

Components of Compensation

Our compensation program is currently designed to recruit and retain as executive officers individuals with the highest capacity to develop, grow and manage our business, and to align their compensation with the Company’s short-term and long-term goals. To do this, the compensation program for executive officers is made up of the following main components: (i) base salary, designed to compensate our executive officers for work performed during the fiscal year; (ii) annual cash incentive programs, designed to reward the executive officers for achieving yearly performance goals and for their individual performances during the fiscal year; and (iii) equity-based awards, meant to align the executive officers’ interests with the interests of our stockholders.

Base Salary. Base salaries for our executive officers are determined by an assessment of the Company’s overall financial and operating performance, each executive officer's experience, duties, responsibilities, performance evaluation and changes in his or her responsibilities. We seek to establish annual base salaries that the Compensation Committee believes are fair and competitive with salaries for executive officers in similar positions and with similar responsibilities in the Company’s marketplace. Periodically, the Compensation Committee engages a compensation consultant to advise the Compensation Committee regarding the components and levels of the executive compensation program, including our incentive and equity-based compensation plans.

Annual Cash Bonuses. Our short-term cash incentive program is designed to motivate our executives, including the NEOs, and reward them with cash payments for achieving quantifiable, pre-established business results and individual performance goals. In order for the NEOs to be eligible to receive a cash bonus, the Company must attain minimum performance thresholds for the fiscal year in each selected metric, as established by the Compensation Committee. Additionally, each NEO’s award is subject to the discretionary review of his performance by the Compensation Committee, in its sole discretion after consultation with the Company’s Chief Executive Officer.

The minimum, target and maximum cash bonus payable to the Chief Executive Officer is, respectively, 0%, 75% and 112.5% of his annual base salary, depending on achievement of the specified goals. For the other participants, the minimum bonus is 0%, the target bonuses range from 15% to 50% of base pay, and the maximum cash bonus payable ranges from 22.5% to 75% of the recipient’s fiscal 2025 annual base salary.

For the Chief Executive Officer and other employees, bonuses will be weighted and based on (i) the Company’s achievement of certain fiscal 2025 revenues (weighted 30%), (ii) fiscal 2025 adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) (weighted 50%), (iii) adjusted EBITDA, less interest expense on a per share basis (weighted 10%), and (iv) a subjective evaluation of each individual’s performance (weighted 10%).

For the Chief Financial Officer, President and Chief Operating Officer, bonuses will be weighted and based on (i) the Company’s achievement of certain fiscal 2025 revenues (weighted 20%), (ii) fiscal 2025 adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) (weighted 50%), (iii) adjusted EBITDA, less interest expense on a per share basis (weighted 10%), and (iv) a subjective evaluation of each individual’s performance (weighted 20%).

Adjusted EBITDA is a non-GAAP measure. The calculation of adjusted EBITDA will exclude the impact of one-time charges related to any business acquisitions or dispositions effected during the year, severance payments, moving costs, the impact of the Federal Paycheck Protection Program loans the Company has received, earn-out payments or reversals, other non-recurring items, executive bonus payments and equity compensation expenses accrued to management. The Board and the Compensation Committee reserve the right to modify these goals, criteria and target percentage at any time, and to grant bonuses to the participants even if the performance goals are not met. In addition, the Board and Compensation Committee may modify the bonus plan targets to reflect significant changes in Company’s business, including changes due to acquisitions or dispositions of businesses or product lines. The 2025 bonuses will be paid within 75 days after the end to the fiscal year to participating officers and managers who are employed with the Company or its subsidiaries on the date of payment.

In fiscal 2025, the Board determined that each of these officers achieved at varying amounts their respective subjective personal performance and contribution goals, and therefore earned a bonus based on their individual achievement percentages of these goals for the fiscal year ended October 31, 2025.

Name	Base Salary	“Target Bonus” as a Percentage of Base Salary	Target Bonus Amount	Maximum Bonus	Cash Bonus Paid Based on Fiscal 2025 Performance
Robert D. Dawson	$462,800	75%	$347,100	$520,650	$475,600
Peter Yin	$300,000	50%	$150,000	$225,000	$196,050
Ray Bibisi	$300,000	50%	$150,000	$225,000	$202,050

Annual Equity Awards. Our annual equity awards are designed to reward the NEOs based on the future performance of the Company by motivating the creation of stockholder value. The goals of the long-term incentive program are to:

●	Ensure NEOs’ financial interests are aligned with our stockholders’ interests
●	Motivate decision-making that improves financial performance over the long-term
●	Recognize and reward superior financial performance of the Company
●	Provide a retention element to our compensation program
●	Promote compliance with the stock ownership guidelines for executives

Annually at its January meeting, the Compensation Committee grants long-term incentive awards. All such equity-based awards are valued on the date of the grant. Typically, equity-based incentive grants are only made annually unless a hire or promotion occurs during the year. For fiscal 2025, the Compensation Committee approved annual equity awards to the NEOs in the form of restricted shares of common stock and options to purchase shares of the Company’s common stock. Provided the NEO is still employed with the Company or its subsidiaries on the following dates, (i) one-quarter of the restricted shares and options will vest on January 13, 2026; and (ii) the remaining restricted shares and options shall vest in twelve equal quarterly installments over the next three years, commencing with the first quarter following January 13, 2026. The options have a ten-year term and an exercise price of $3.88 per share (which was the closing price of the Company’s common stock on the date of grant).

The table below summarizes all annual equity awards granted to each NEO during fiscal 2025:

Name	Restricted Stock	Options
Robert D. Dawson	43,750	87,500
Peter Yin	15,625	31,250
Ray Bibisi	15,625	31,250

Other Compensation. Our NEOs are eligible to participate, on the same basis as our other employees, in our employee benefit plans, including our medical, dental, vision, life and disability plans, and our 401(k) plan. We generally do not provide our NEOs with perquisites or other personal benefits.

Holdings of Previously Awarded Equity

Equity awards held as of October 31, 2025 by each of our NEOs were issued under our 2020 Equity Incentive Plan, as amended (the “2020 Plan”) and 2010 Stock Incentive Plan (the “2010 Plan”). The following table sets forth outstanding equity awards held by our NEOs as of October 31, 2025:

Outstanding Equity Awards at October 31, 2025

		Option Awards					Stock Awards

		Number of	Number of					Market Value
		Securities	Securities				Number of	of Shares or
		Underlying	Underlying		Option		Shares or	Units of
		Unexercised	Unexercised		Exercise	Option	Units of Stock	Stock That
		Options	Options (#)		Price	Expiration	That Have Not	Have Not
Name	Grant Date	(#) Exercisable	Unexercisable		($)	Date	Vested (#)	Vested ($) (6)
Robert D. Dawson	7/17/2017	25,000.00	-		1.90	7/17/2027	-	-
	1/9/2020	42,000.00	-		6.40	1/9/2030	-	-
	1/12/2021	42,000.00	-		4.98	1/12/2031	-	-
	7/16/2021	50,000.00	-		8.69	7/16/2031	-	-
	1/10/2022	35,000.00	11,667.00	(1)	7.11	1/10/2032	1,458.00	$11,401.56
	1/11/2023	31,818.00	31,818.00	(2)	5.46	1/11/2033	9,943.00	$77,754.26
	1/11/2024	51,042.00	65,625.00	(3)	3.01	1/11/2034	32,812.00	$256,589.84
	1/13/2025	-	87,500.00	(4)	3.88	1/13/2035	43,750.00	$342,125.00
Peter Yin	12/13/2017	40,000.00	16,000.00	(5)	2.40	12/13/2027	-	-
	1/9/2020	7,500.00	-		6.40	1/9/2030	-	-
	1/12/2021	10,000.00	-		4.98	1/12/2031	-	-
	1/10/2022	32,501.00	10,833.00	(1)	7.11	1/10/2032	521.00	$4,074.22
	1/11/2023	11,364.00	11,363.00	(2)	5.46	1/11/2033	3,551.00	$27,768.82
	1/11/2024	18,229.00	23,438.00	(3)	3.01	1/11/2034	11,747.00	$91,861.54
	1/13/2025	-	31,250.00	(4)	3.88	1/13/2035	15,625.00	$122,187.50
Ray Bibisi	1/6/2020	50,000.00	-		6.74	1/6/2030	-	-
	1/9/2020	10,000.00	-		6.40	1/9/2030	-	-
	1/12/2021	7,500.00	-		4.98	1/12/2031	-	-
	1/10/2022	6,000.00	2,000.00	(1)	7.11	1/10/2032	250.00	$1,955.00
	1/11/2023	5,455.00	5,454.00	(2)	5.46	1/11/2033	1,705.00	$13,333.10
	1/11/2024	18,229.00	23,438.00	(3)	3.01	1/11/2034	11,747.00	$91,861.54
	1/13/2025	-	31,250.00	(4)	3.88	1/13/2035	15,625.00	$122,187.50

(1)

Vests over four years as follows: (i) one-quarter shall vest on January 10, 2023; and (ii) the remaining options and restricted shares shall vest in twelve equal quarterly installments over the next three years, commencing with the first quarter following January 10, 2023.

(2)

Vests over four years as follows: (i) one-quarter shall vest on January 11, 2024; and (ii) the remaining options and restricted shares shall vest in twelve equal quarterly installments over the next three years, commencing with the first quarter following January 11, 2024.

(3)

Vests over four years as follows: (i) one-quarter shall vest on January 11, 2025; and (ii) the remaining options and restricted shares shall vest in twelve equal quarterly installments over the next three years, commencing with the first quarter following January 11, 2025.

(4)

Vests over four years as follows: (i) one-quarter shall vest on January 13, 2026; and (ii) the remaining options and restricted shares shall vest in twelve equal quarterly installments over the next three years, commencing with the first quarter following January 13, 2026.

(5)	Vests as to 8,000 shares annually following grant on December 13, 2017.

(6)	The market value is calculated using the closing price per share of our common stock on October 31, 2025 ($7.82), the last trading day of fiscal 2025.

During the fiscal year ended October 31, 2025, we did not adjust or amend the exercise price of stock options awarded to the NEOs.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship of compensation actually paid (“CAP”) to our principal executive officer (“PEO”) and other named executive officers (“Non-PEO NEOs”) and our performance.

For purposes of the tables below, the PEO was Mr. Dawson and Non-PEO NEOs were Messrs. Yin and Bibisi for each of fiscal years 2025, 2024, and 2023.

Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based on Cumulative TSR (5)	Net Income (Loss) (in thousands) (6)
2023	$894,667	$894,667	$382,120	$382,120	$69	$(3,078)
2024	$910,075	$910,075	$439,927	$439,927	$97	$(6,599)
2025	$1,342,917	$1,342,917	$636,968	$636,968	$183	$75

(1)	The dollar amounts reported in this column are the amounts of total compensation reported for the PEO for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)

The dollar amounts reported in this column represent the amount of “compensation actually paid” to the PEO, as computed in accordance with Item 402(v) of Regulation S-K. No adjustments were required to be made to the PEO’s total compensation for each year to determine the compensation actually paid pursuant to the requirements of Item 402(v) of Regulation S-K.

(3)	The dollar amounts reported in this column represent the average of the amounts reported for Non-PEO NEOs in the “Total” column of the Summary Compensation Table in each applicable year.

(4)

The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. No adjustments were required to be made to average total compensation for the non-PEO NEOs as a group for each year to determine the compensation actually paid pursuant to the requirements of Item 402(v) of Regulation S-K.

(5)

The cumulative total shareholder return (“TSR”) amounts reported in this column are calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price as of October 31, 2022, the beginning of the measurement period. No dividends were paid on our common stock in fiscal 2023, fiscal 2024 or fiscal 2025.

(6)	The dollar amounts reported in this column represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.

Narrative Disclosure to Pay Versus Performance Table

Compensation Actually Paid and Cumulative Total Shareholder Return. The graph below compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with our cumulative total stockholder return for the fiscal years ended October 31, 2025, 2024 and 2023. Total stockholder return amounts reported in the graph assume an initial fixed investment of $100 on October 31, 2022.

Compensation Actually Paid and Net Income. The graph below compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with our net income (loss) for the fiscal years ended October 31, 2025, 2024 and 2023.

Employment Agreements; Incentive Plan; Change of Control Arrangements

Employment Agreements

Robert Dawson. On July 16, 2021, the Company entered into an employment agreement (the “CEO Employment Agreement”) with Robert D. Dawson, pursuant to which he continues to serve as the Company’s Chief Executive Officer. The CEO Employment Agreement became effective on July 17, 2021 and replaced Mr. Dawson’s prior employment agreement that expired on July 17, 2021. The initial term of the CEO Employment Agreement ended on January 31, 2023, after which the CEO Employment Agreement automatically renews for an additional one (1) year period, unless either Mr. Dawson or the Company provides the other party with written notice of non-renewal at least ninety (90) days prior to the date of automatic renewal.

Under the CEO Employment Agreement, the Company agreed to pay Mr. Dawson an annual base salary of $425,000. Mr. Dawson will also be eligible to participate in the Company’s annual bonus plan, pursuant to which he will have the opportunity to earn a year-end bonus equal to fifty percent (50%) of his annual base salary. Under the CEO Employment Agreement, if Mr. Dawson’s employment is terminated by the Company for any reason other than for “cause”, the Company is obligated to, concurrently with such termination, pay Mr. Dawson (x) an amount equal to one year’s base salary as in effect at such time, and (y) the estimated pro rata portion of his target bonus that was earned that year through the date of termination, and the vesting period of all of Mr. Dawson’s unvested stock options and all unvested time-based restricted stock grants will automatically be fully accelerated as of the termination date. The foregoing provisions will not apply if Mr. Dawson voluntarily terminates his employment with the Company or is terminated for cause. Mr. Dawson’s annual base salary for fiscal year 2025 was $462,800.

Peter Yin. Mr. Yin was promoted to Chief Financial Officer on January 12, 2021. Mr. Yin is currently employed on an at-will basis without a written employment agreement. Mr. Yin’s annual base salary for fiscal year 2025 was $300,000.

Ray Bibisi. Mr. Bibisi was appointed as Chief Operating Officer in May 2022 and was promoted to President in February 2024, and is currently employed on an at-will basis without a written employment agreement. Mr. Bibisi’s annual base salary for fiscal year 2025 was $300,000.

Change of Control Arrangements

Each of Mr. Dawson, Mr. Yin and Mr. Bibisi have entered into the RF Industries, Ltd. Executive Change in Control and Severance Benefit Plan, effective January 12, 2026 (the “Change in Control Plan”). Pursuant to the Change in Control Plan, if either within 30 days before or 12 months after a Change in Control (the “Change in Control Period”), Mr. Dawson’s employment is terminated by the Company without Cause (other than as a result of death or Disability) or Mr. Dawson resigns for Good Reason (in each case as defined in the Change in Control Plan), Mr. Dawson will be entitled to receive the following severance benefits: (a) a cash severance benefit payment consisting of (i) an amount equal to 18 months of his base salary, (ii) 150% of his annual target cash bonus, and (iii) any earned but unpaid annual bonus for a performance period completed prior to the termination date; and (b) COBRA premiums for continued coverage under the Company’s group health plans for up to 18 months.

Pursuant to the Change in Control Plan, if during the Change in Control Period, Mr. Yin’s or Mr. Bibisi’s, as applicable, employment is terminated by the Company without Cause (other than as a result of death or Disability) or Mr. Yin or Mr. Bibisi, as applicable, resigns for Good Reason, Mr. Yin or Mr. Bibisi, as applicable, will be entitled to receive the following severance benefits: (a) a cash severance benefit payment consisting of (i) an amount equal to 12 months of his base salary, (ii) 100% of his annual target cash bonus, and (iii) any earned but unpaid annual bonus for a performance period completed prior to the termination date; and (b) COBRA premiums for continued coverage under the Company’s group health plans for up to 12 months.

Outstanding stock options issued pursuant to the 2020 Plan provide that all unvested stock options will vest in full and become exercisable immediately prior to a Corporate Transaction (as defined in the 2020 Plan) if, but only if, the holder’s continuous service has not terminated prior to the consummation of the Corporate Transaction; provided, however, that such option will terminate and no longer be exercisable if the option is not exercised at or prior to the effective time of the Corporate Transaction. In addition, shares of restricted stock granted pursuant to the 2020 Plan, will also vest in full immediately prior to the consummation of a Corporate Transaction if, but only if, the holder’s continuous service has not terminated prior to the consummation of the Corporate Transaction.

Further, outstanding stock options issued pursuant to the 2010 Plan provide that, immediately prior to a Corporate Transaction (as defined in the 2010 Plan), all unvested stock options will vest in full and become exercisable, if the options have not expired by the terms of the governing option agreement prior to the consummation of the Corporate Transaction and the holder’s service has not terminated prior to the consummation of the Corporate Transaction; provided, however, that the option will terminate and no longer be exercisable if the option is not exercised at or prior to the effective time of the Corporate Transaction.

2020 Equity Incentive Plan

On July 22, 2020, the Board adopted, and on September 3, 2020 our stockholders approved, the 2020 Plan, pursuant to which the Board reserved an aggregate of 1,250,000 shares of common stock for issuance thereunder. On July 18, 2024, our Board approved a proposal to amend the 2020 Plan to increase the number of shares of common stock available for issuance by 1,000,000 shares from 1,250,000 shares to 2,250,000 shares, which amendment to the 2020 Plan was approved by our stockholders on September 5, 2024.

DIRECTOR COMPENSATION FOR FISCAL 2025

	Fees
	Earned or	Stock
	Paid in	Awards	Option	All Other
Name	Cash	(1)	Awards	Compensation	Total

Sheryl Cefali	$60,000	$50,000	$-	$-	$110,000
Gerald T. Garland	$58,000	$50,000	$-	$-	$108,000
Mark K. Holdsworth	$74,000	$50,000	$-	$-	$124,000
Kay L. Tidwell	$53,000	$50,000	$-	$-	$103,000

(1)

Amounts reported under the Stock Awards column do not reflect compensation actually received by the director. Instead, the amounts reported reflect the aggregate grant date fair value of restricted stock granted to the directors, determined in accordance with FASB ASC Topic 718, excluding estimated forfeitures. The assumptions used to calculate the value of stock awards are set forth under Note 1 and Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended October 31, 2025, filed with the SEC on January 14, 2026.

Discussion of Director Compensation

Under the compensation policies adopted by the Compensation Committee, directors who also are officers and/or employees of the Company do not receive any compensation for serving on the Board. On September 5, 2024, the Board determined that the compensation payable to directors as Board fees for the next year ending with the 2025 annual meeting of stockholders would be $90,000 ($40,000 in cash and $50,000 in restricted stock). In addition, effective September 5, 2024, the Board determined that additional chair fees and committee member fees would be paid in cash as follows:

	Chair	Member
Board	$25,000
Audit Committee	$8,000	$5,000
Compensation Committee	$6,000	$5,000
Nominating and Corporate Governance Committee	$4,000	$4,000

The restricted stock fee vests on the earlier of (i) one year from the date of grant, or (ii) the Company’s next annual meeting of stockholders. The number of restricted shares granted to each director was 13,476, determined by dividing the amount of the fee by the closing price of the Company’s common stock from the date of grant ($3.71). Accordingly, on September 5, 2024, Mr. Holdsworth, Ms. Cefali, Mr. Garland, and Ms. Tidwell were each granted 13,476 shares of restricted stock. The cash fee vests in four equal quarterly installments, paid in arrears commencing November 1, 2024.

On September 10, 2025, the Board determined that the compensation payable to directors as Board fees for the next year ending with the 2026 annual meeting of stockholders will be $125,000 ($45,000 in cash and $80,000 in restricted stock). In addition, effective September 10, 2025, the Board determined that additional chair fees and committee member fees would be paid in cash as follows:

	Chair	Member
Board	$35,000
Audit Committee	$12,000	$7,500
Compensation Committee	$10,000	$5,000
Nominating and Corporate Governance Committee	$7,500	$5,000

The restricted stock fees vest on the earlier of (i) one year from the date of grant, or (ii) the Company’s next annual meeting of stockholders. The number of restricted shares granted to each director was 10,416 determined by dividing the amount of the fee by the closing price of the Company’s common stock from the date of grant ($7.68). Accordingly, on September 10, 2025, Mr. Holdsworth, Ms. Cefali, Mr. Garland, and Ms. Tidwell were each granted 10,416 shares of restricted stock. The cash fees vest in four equal quarterly installments paid in arrears commencing November 1, 2025.

Granting of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We have not timed the disclosure of material nonpublic information based on equity award grant dates or otherwise for the purpose of affecting the value of executive compensation. We have historically granted annual equity awards to our named executive officers on a predetermined schedule that coincides with the first regularly scheduled Board and Compensation Committee meeting that is held in January each calendar year.

On January 13, 2025, we granted incentive stock options to our named executive officers as part of our first regularly scheduled 2025 Board and Compensation Committee meetings. On January 16, 2025, we filed a Current Report on Form 8-K announcing our fourth quarter and fiscal year 2024 financial results. Accordingly, the January 13, 2025 grants occurred during a period beginning four business days before the filing of a Current Report on Form 8-K and ending one business day after such filing.

The table below provides the information required by Item 402(x) of Regulation S-K. The options were granted with an exercise price equal to the closing market price of our common stock on the date of grant. The stock options vest over four years as follows: (i) one-quarter of the options shall vest on January 13, 2026, and (ii) the remaining options shall vest in 12 equal quarterly installments over the next three years, subject to continued services.

					Percentage change in the closing market price
					of the securities underlying the award
		Number of			between the trading day ending immediately
		shares of	Exercise		prior to the disclosure of material nonpublic
		common stock	price of	Grant date fair	information and the trading day beginning
		underlying the	the award	value of the	immediately following the disclosure of
Name	Grant Date	award	($/Sh)	award	material nonpublic information

Robert D. Dawson	January 13, 2025	87,500	$3.88	$165,134	0.95

Peter Yin	January 13, 2025	31,250	$3.88	$58,976	0.95

Ray Bibisi	January 13, 2025	31,250	$3.88	$58,976	0.95

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of July 14, 2026 for: (i) each director; (ii) the Company’s named executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of the common stock. As of July 14, 2026, there were 10,847,761 shares of common stock issued and outstanding. Except to the extent indicated in the footnotes to the following table, the person or entity listed has sole voting and dispositive power with respect to the shares that are deemed beneficially owned by the person or entity, subject to community property laws, where applicable. Unless otherwise indicated, the address for each listed beneficial owner is c/o RF Industries, Ltd., 16868 Via Del Campo Court, Suite 200, San Diego, CA 92127.

	Number of Shares		Percentage
Name and Address of Beneficial Owner	Beneficially Owned (1)		Beneficially Owned

Mark K. Holdsworth	887,665	(2)	8.2%

Robert D. Dawson	695,365	(3)	6.2%

Peter Yin	295,388	(4)	2.7%

Ray Bibisi	187,361	(5)	1.7%

Gerald T. Garland	144,460		1.3%

Sheryl Cefali	83,169		*

Kay L. Tidwell	51,466		*

All Directors and Officers as a Group (7 Persons)	2,344,874	(6)	20.4%

Greater than 5% stockholders

Punch & Associates Investment Management, Inc.
7701 France Ave. So., Suite 300
Edina, MN 55435	810,859	(7)	7.5%

Affiliates of THG Securities Fund, L.P.
140 S. Lake Ave., Suite 304
Pasadena, CA 91101	900,215	(2)	8.3%

* Less than 1%

(1)

Shares of common stock that could be acquired by a beneficial owner upon exercise of an option within 60 days from July 14, 2026 are considered outstanding for the purpose of computing the percentage of shares beneficially owned by such owner, but are not considered to be outstanding for any other purpose.

(2)

Mr. Holdsworth is the founder of The Holdsworth Group, LLC, which is a managing member of THG Securities Advisors, LLC (the “Manager”), the general partner and the investment manager of THG Securities Fund, L.P. (the “Fund”). Mr. Levenick is a member of the Manager, the general partner and the investment manager of the Fund. In such capacity, each of Messrs. Holdsworth and Levenick exercise voting and investment power over all of the shares held by the Fund and may be deemed to be a beneficial owner of all of these shares. The amount of beneficial shares owned in the table reflect the following, which is based on a 13G/A filed with the SEC on April 24, 2023:

	Mark K.	Zachary	THG Securities
(# of Shares)	Holdsworth	Levenick	Fund, L.P.
Sole voting power	78,662	12,550	-
Shared voting power	629,352	629,352	629,352
Sole investment power	78,662	12,550	-
Shared investment power	629,352	629,352	629,352
	SC 13D/A	SC 13D/A	SC 13D/A

(3)	Includes 359,123 shares that Mr. Dawson has the right to acquire upon exercise of options.

(4)	Includes 163,640 shares that Mr. Yin has the right to acquire upon exercise of options.

(5)	Includes 121,443 shares that Mr. Bibisi has the right to acquire upon exercise of options.

(6)	Includes 644,206 shares that the directors and officers have the right to acquire upon exercise of options.

(7)	Based on a Schedule 13G/A filed with the SEC by Punch & Associates Investment Management, Inc. on August 14, 2025.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Parties

Since the beginning of the fiscal year ended October 31, 2025 through the date of this proxy statement, the Company did not have any transactions with related parties that required disclosure.

Review and Approval of Transactions with Related Parties

The Board has authorized the Audit Committee to review the Company’s policies and procedures for reviewing and approving all transactions between the Company and related persons (as defined in Item 404 of Regulation S-K promulgated by the SEC) for potential conflicts of interest and to approve or recommend to the Board any changes to such policies and procedures. Additionally, all transactions between the Company and related persons are required to be submitted to the Audit Committee for approval prior to the Company’s entry or participation in such transactions.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of October 31, 2025 with respect to the shares of Company common stock that may be issued under the Company’s existing equity compensation plans:

	A	B	C
Number of Securities
Remaining Available for
Future Issuance Under
Equity Compensation
	Number of Securities to	Weighted Average	Plans (Excluding
	be Issued Upon Exercise	Exercise Price of	Securities Reflected in
Plan Category	of Outstanding Options	Outstanding Options ($)	Column A)
Equity compensation plans approved by security holders	1,005,693	$4.81	974,022
Equity compensation plans not approved by security holders	-	$-	-
Total	1,005,693	$4.81	974,022

PROPOSAL NO. 2:
ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S
NAMED EXECUTIVE OFFICERS

Section 951 of the Dodd-Frank Act, as set forth in Section 14A of the Exchange Act, also enables the Company’s stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules. At the September 10, 2025 annual meeting of stockholders, our stockholders approved an advisory measure that the stockholders’ advisory vote on executive compensation be held on an annual basis. The Board determined to follow the stockholders’ recommendations and to include an annual stockholders advisory vote on the compensation of the Company’s executive officers.

As described above in the “Compensation of Executive Officers” section of this Proxy Statement, the executive officer compensation programs are designed to support the Company’s business goals and to promote short- and long-term profitable growth. We urge stockholders to read the “Compensation of Executive Officers” section of the proxy statement, which describes our executive compensation policies, and to review the other related compensation tables and narratives, which provide detailed information on the compensation of our NEOs. The Compensation Committee believes that the policies and procedures set forth in the “Compensation of Executive Officers” section are effective in fulfilling the Company’s objectives and that the compensation of our NEOs reported in this proxy statement has supported and contributed to our recent and long-term success.

Proposal No. 2, commonly known as a “say on pay” vote, gives stockholders the opportunity to endorse or not endorse the compensation of our NEOs as disclosed in this proxy statement. This proposal will be presented at the Annual Meeting as a resolution in substantially the following form:

RESOLVED, that the stockholders approve the compensation of the Company’s NEOs, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the compensation tables and related narrative disclosure in the Company’s proxy statement for the 2026 Annual Meeting.

This vote will not be binding on the Board and may not be construed as overruling any decision by the Board or as creating or implying any change to the fiduciary duties of the Board. The vote will not affect any compensation previously paid or awarded to any executive officer. The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required

This proposal will be approved if the number of votes cast in favor exceeds the number of votes cast in opposition. Abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be counted as votes cast either in favor of or against this proposal and therefore will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 3:
SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected CohnReznick LLP to continue as our independent registered public accounting firm for the fiscal year ending October 31, 2026.

Stockholder ratification of the selection of CohnReznick LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of CohnReznick LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will request the Audit Committee to reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee of the Board determines that such a change would be in the best interests of the Company and our stockholders. A representative of CohnReznick LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

Fees Paid to Independent Auditors

The following is a summary of the fees billed to the Company by CohnReznick LLP, the Company’s independent registered public accounting firm, for professional services rendered related to the fiscal years ended October 31, 2025 and 2024:

Fee Category	2025	2024
Audit Fees	$361,925	$325,405
Audit-Related Fees	–	–
Tax Fees	–	–
All Other Fees	–	–

Total Fees	$361,925	$325,405

Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by CohnReznick LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit and review of the Company’s financial statements and are not reported under “Audit Fees.” We did not incur such audit-related fees from CohnReznick LLP during fiscal years 2025 and 2024.

Tax Fees. Includes fees associated with tax compliance at international locations, domestic and international tax advice and planning and assistance with tax audits and appeals.

All Other Fees. Includes the aggregate fees recognized for professional services provided by CohnReznick LLP, other than those services described above, including services related to other permissible advisory services.

Pre-Approval Policies and Procedures

The Audit Committee is required to review and approve the proposed retention of independent auditors to perform any proposed auditing and non-auditing services as outlined in its charter. The Audit Committee has not established policies and procedures separate from its charter concerning the pre-approval of auditing and non-auditing related services. As required by Section 10A of the Exchange Act, our Audit Committee has authorized all auditing and non-auditing services provided by CohnReznick LLP during fiscal 2025 and fiscal 2024 and the fees paid for such services.

The Audit Committee has determined that the provision of services, in addition to audit services, rendered by CohnReznick LLP and the fees billed therefor in fiscal 2025 and 2024 were compatible with maintaining CohnReznick LLP’s independence.

Vote Required

This proposal will be approved if the number of votes cast in favor exceeds the number of votes cast in opposition. Abstentions are counted as present for purposes of determining the presence of a quorum, but will not be counted as votes cast either in favor of or against this proposal and therefore will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF COHNREZNICK LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2026 FISCAL YEAR.

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act that might incorporate by reference previous or future filings, including this proxy statement, in whole or in part, the following report shall not be incorporated by reference into any of such filings.

The responsibilities of the Audit Committee include providing oversight to the financial reporting process of the Company through periodic meetings with the Company’s independent registered public accounting firm and management to review accounting, auditing, internal controls, and financial reporting matters. The Company’s management is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on senior management, including senior financial management, and its independent registered public accounting firm.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended October 31, 2025.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. The Audit Committee has discussed with CohnReznick LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee has also received the written disclosures and the letter from CohnReznick LLP required by applicable requirements of the PCAOB regarding the auditor’s communications with the Audit Committee concerning independence from the Company and its related entities, and has discussed with CohnReznick LLP their independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2025.

The Audit Committee has retained CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2026.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. That is the responsibility of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

AUDIT COMMITTEE Gerald T. Garland Sheryl Cefali Mark K. Holdsworth

STOCKHOLDER PROPOSALS

A stockholder who intends to submit a proposal at the 2027 annual meeting of stockholders must submit such proposal to us no later than March 30, 2027 in order for the proposal to be included in the proxy statement and the form of proxy to be distributed by the Board of Directors in connection with that meeting. Such a stockholder proposal should be submitted to our Corporate Secretary, RF Industries, Ltd., 16868 Via Del Campo Court, Suite 200, San Diego, California 92127. Only proper proposals under Rule 14a-8 of Regulation 14A under the Exchange Act which are timely received will be included in the 2027 proxy statement.

A stockholder who intends to present a proposal at the 2027 annual meeting but not to include the proposal in the Company’s proxy statement, or an eligible stockholder who intends to nominate a person for election as a director at the 2027 annual meeting, must comply with the requirements set forth in the Company’s Bylaws including, without limitation, delivering the proposal or nomination to the Company no later than March 30, 2027.

In addition to satisfying the requirements of the Company’s Bylaws, including the notice deadlines set forth above and therein, to comply with universal proxy rules, eligible stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than July 12, 2027.

FORM 10-K

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended October 31, 2025, as filed with the SEC, including financial statements and schedules thereto. Such report was filed with the SEC on January 14, 2026. Requests for copies of such report should be directed to the Chief Financial Officer, RF Industries, Ltd., 16868 Via Del Campo Court, Suite 200, San Diego, California 92127. The Form 10-K may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov.

ANNUAL REPORT

Our 2025 Annual Report, which consists of an abridged version of the Form 10-K and which includes audited financial statements for the fiscal year ended October 31, 2025, is being distributed along with this proxy statement. For your additional convenience, we are posting a copy of this proxy statement, the proxy card, and the Annual Report for the fiscal year ended October 31, 2025 on our website at www.rfindustries.com, under “Investor Information”, and at https://materials.proxyvote.com/749552.

STOCKHOLDERS SHARING THE SAME ADDRESS

The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you would like to opt out of this practice for future mailings and receive a separate proxy statement and annual report or Notice of Internet Availability of Proxy Materials for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may obtain a separate proxy statement or annual report or Notice of Internet Availability of Proxy Materials without charge by sending a written request to RF Industries, Ltd., 16868 Via Del Campo Court, Suite 200, San Diego, California 92127, Attention: Corporate Secretary, or by calling (858) 549-6340. You may also contact Broadridge Financial Solutions, Inc. to request fulfillment of proxy materials without charge by visiting www.proxyvote.com, by emailing sendmaterial@proxyvote.com, or by calling 1-800-579-1639. Stockholders submitting a request by email should include their 16-digit control number in the subject line of the email. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials can request delivery of a single copy of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials by contacting their broker, bank or other intermediary or sending a written request to RF Industries, Ltd., 16868 Via Del Campo Court, Suite 200, San Diego, California 92127, or by calling (858) 549-6340.

OTHER MATTERS

The Board of Directors knows of no other matters which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment or postponement thereof, it is intended that the persons named in the enclosed form of Proxy will vote on such matters in accordance with their best judgment.

Robert Dawson Chief Executive Officer

San Diego, California

July 28, 2026

RFI

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on September 9, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on September 9, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T01943-P55245

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

RF INDUSTRIES, LTD.

The Board of Directors recommends you vote FOR the following:

Nominee:	For	Withhold
1a. Gerald T. Garland	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Also includes authorization to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com

T01944-P55245

RF INDUSTRIES, LTD.
Annual Meeting of Stockholders
September 10, 2026 11:00 AM (ET)
This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Robert Dawson and Peter Yin, and each or either of them, as proxies and attorneys-in-fact, each with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of RF INDUSTRIES, LTD. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM ET on September 10, 2026, at 300 Interpace Parkway, Parsippany, New Jersey 07054, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no such direction is made, this proxy will be voted "FOR" the election of the nominee named in Proposal 1, "FOR" Proposals 2 and 3, and in the discretion of the proxies with respect to such other business as may properly come before the meeting.

Continued and to be signed on reverse side